Exhibit 99.1

BBQ Holdings, Inc. Reports Results for Second Quarter 2022; MTY Food Group, Inc. to Acquire BBQ Holdings, Inc for $17.25 Per Share

MINNEAPOLIS, MN, August 9, 2022 – BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating global franchisor, owner and operator of restaurants, today reported financial results for the second fiscal quarter ended July 3, 2022. The Company also announced they have entered into a Definitive Merger Agreement under which MTY Food Group, Inc. would acquire all of the issued and outstanding shares of the Company for $17.25 per share.

Second Quarter Highlights:

	Second Quarter
(dollars in thousands, except per share data)	2022	2021	2020	2019
Total revenue	$79,938	$45,520	$27,079	$21,128
Net income (loss)	$4,179	$15,786	$(6,252)	$1,040
Earnings (loss) per diluted share	$0.39	$1.64	$(0.68)	$0.11
Adjusted net income (loss)	$3,369	$1,702	$(1,902)	$1,426
Adjusted earnings (loss) per diluted share	$0.31	$0.18	$(0.21)	$0.15
Cash EBITDA	$7,403	$5,136	$(1,070)	$2,446
Restaurant-level margins	10.4%	12.7%	0.4%	3.4%
Prime costs	63.2%	59.2%	64.9%	65.9%
Free cash flow	$5,828	$4,713	$(2,121)	$1,425

	Second Quarter Same Store Sales
	2022 vs. 2021	2022 vs. 2020	2022 vs. 2019
Famous Dave's Company-owned	(0.2)%	41.1%	10.0%
Famous Dave's Franchise-operated*	(0.6)%	54.2%	6.9%
Granite City**	10.8%	188.0%	(0.7)%
Village Inn Company-owned**	1.3%	129.5%	(11.4)%
Village Inn Franchise-operated*	2.4%	NA%	NA%
Bakers Square**	5.9%	104.7%	(22.3)%
Real Urban BBQ**	0.1%	NA%	NA%
Tahoe Joe's**	(7.4)%	NA%	NA%
Famous Craft Concepts**	NA%	NA%	NA%
Barrio Queen**	NA%	NA%	NA%

* as reported by franchisees
** includes sales under prior ownership
*** it is our policy to include in our same store net sales base, restaurants that have been open for 12 months under our company’s ownership

Subsequent Events:
On August 9, 2022, MTY Food Group Inc. (“MTY”) (TSX:MTY) and the Company announced they have entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of the Company by MTY in a transaction consisting of a tender offer (the “Offer”), followed by a subsequent merger, for all of the Company’s issued and outstanding common shares for cash consideration of US$17.25 per Company share representing total transaction value of approximately US$200 million (C$256 million) (the “Transaction”), including the Company’s net debt. The terms and conditions of the Merger Agreement were unanimously approved by the Boards of Directors of both companies. The Transaction is subject to customary closing conditions including receipt of applicable regulatory approvals.

Current and Projected (“PF”) Portfolio:

	FAMOUS DAVE’S		VILLAGE INN		GRANITE CITY		BAKERS SQUARE		REAL URBAN BBQ		TAHOE JOE’S		BARRIO QUEEN		FAMOUS CRAFT CONCEPTS		TOTAL
	2022 Q2	2022 PF	2022 Q2	2022 PF	2022 Q2	2022 PF	2022 Q2	2022 PF	2022 Q2	2022 PF	2022 Q2	2022 PF	2022 Q2	2022 PF	2022 Q2	2022 PF	2022 Q2	2022 PF
Corporate Locations	43	43	24	24	18	18	14	28	2	2	4	4	7	7	4	4	116	130
Brick & Mortar	33	33	23	23	17	17	11	11	2	2	4	4	7	7	4	4	101	101
Dual Concept	1	1	1	1	1	1											3	3
Ghost Kitchens	9	9					3	17									12	26
Franchise/License Locations	100	102	102	104			6	24									208	230
Brick & Mortar	80	82	102	103													182	185
Dual Concept	1	1		1													1	2
Ghost Kitchens	19	19					6	24									25	43
Total Locations	143	145	126	128	18	18	20	52	2	2	4	4	7	7	4	4	324	360
Growth Plan	New line serve / drive thru and Ghost locations		New trendy breakfast prototype		Dual concept with new breakfast brand		Sell pies in retail, kiosk and other restaurants		New line serve locations and CPG's		Dual Concept with FD's		Franchise and Corporate		Corporate
# Opening in 2022		Q3: 0		Q3: 1		n/a		Q3: 18		n/a		n/a		n/a		Q3: -	Total: 38
		Q4: 3		Q4: 2				Q4: 14								Q4: -
Filling Latent Capacity:
•Famous Dave’s ghost kitchen opened in Granite City in Fargo, ND in April 2022.
Organic Unit Growth:
•Famous Dave’s franchisee opened an additional restaurant in Grand Forks, ND in April 2022.
•New Village Inn expected to open in Omaha, NE in August 2022.
Mergers and Acquisitions:
•Closed the purchase of Barrio Queen in April 2022.
•Closed the purchase of Champps in May 2022.
Executive Comments:
Jeff Crivello, CEO, commented, “I am pleased to report a strong second quarter, and the signing of a definitive merger agreement with MTY Food Group. The results of the quarter reflect the strength of our team and portfolio of legacy brands. This is an exciting day as we work to combine the resources and entrepreneurial spirits of two great companies. I believe the merger delivers larger purchasing power, additional support for our corporate general managers and franchise partners, and additional resources to evolve our brands. The BBQ Board of Directors unanimously supports the agreement and is happy to offer liquidity to our shareholders. Closing is expected to happen within forty- five days.

Key Operating Metrics

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Restaurant count:
Franchise-operated	208	100	208	100
Company-owned	116	47	116	47
Total	324	147	324	147
Same store net restaurant sales %:
Franchise-operated	(0.6)%	42.7%	3.9%	29.6%
Company-owned	4.5%	65.6%	9.2%	45.5%
Total	1.4%	51.0%	6.0%	34.7%

(in thousands, expect per share data)
System-wide restaurant sales(1)	$179,369	$104,531	$338,101	$138,134

Net income attributable to shareholders	$4,179	$15,786	$4,946	$16,585

Net income attributable to shareholders, per diluted share	$0.39	$1.64	$0.46	$1.73

Cash EBITDA(2)	$7,403	$5,136	$11,151	$8,356

(1)System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.
(2)Cash EBITDA is a non-GAAP measure. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables. See “Non-GAAP Reconciliation.”
Second Quarter 2022 Review
Total revenue for the second quarter of 2022 was $79.9 million, up 75.6% from the second quarter of 2021. The increase in year-over-year revenue was driven primarily by the acquisitions of the Village Inn and Bakers Square brands, seven acquired Famous Dave’s restaurants, the Tahoe Joe’s Steakhouse brand acquisition, the Famous Craft Concepts brands acquisition, and the Barrio Queen brand acquisition, along with an increase in dine-in traffic across our brands.
Net income attributable to shareholders was approximately $4.2 million, or $0.39 per diluted share, in the second quarter of fiscal 2022 compared to an income of approximately $15.8 million, or $1.64 per diluted share, in the second quarter of fiscal 2021. This decrease in net income was mainly attributable to a gain upon debt extinguishment realized in the second quarter of 2021 of approximately $14.1 million. Cash EBITDA, a non-GAAP measure, increased $2.3 million from $5.1 million in the second quarter of 2021 to $7.4 million in the second quarter of 2022. A reconciliation between cash EBITDA and its most directly comparable GAAP measure is included in the accompanying financial tables.
Restaurant-level operating margin as a percentage of restaurant net sales, a non-GAAP measure, was 10.4% for Company-owned restaurants in the second quarter of fiscal year 2022, compared to 12.7% in the second quarter of fiscal year 2021. This decrease in restaurant-level operating margin as a percentage of net restaurant sales was due primarily to increases in the cost of food and labor throughout 2021 and the first half of 2022. A reconciliation of restaurant sales to restaurant-level margin is included in the accompanying financial tables. General and administrative expenses for the quarter ended July 3, 2022, and July 4, 2021, represented approximately 7.2% and 10.0% of total revenues, respectively. This decrease in general and administrative expenses as a percentage of total revenues was due primarily to the larger increase in total revenue relative to the increase in general and administrative expenses.

About BBQ Holdings
BBQ Holdings, Inc. (NASDAQ: BBQ) is an international restaurant company engaged in the business of franchising, ownership and operation of casual and fast casual dining restaurants. As of August 9, 2022, BBQ Holdings has multiple brands with over 100 Company-owned locations and over 200 franchised locations, including ghost kitchens operating out of the kitchen of another restaurant location or shared kitchen space. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. Along with a wide variety of BBQ favorites, BBQ Holdings also operates Granite City Food and Brewery restaurants which offer award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine. Village Inn and Bakers Square add a legendary family dining element to BBQ Holdings specializing in breakfast and pies. Tahoe Joe’s is known for their steaks and chops cooked over an open wood pellet broiler. Recently acquired Barrio Queen adds an authentic Mexican cuisine to the Company, and the Famous Craft Concepts brands adds bar-centric restaurants that further diversify our portfolio.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.
Cash EBITDA is net income plus asset impairment, estimated lease termination charges and other closing costs, depreciation and amortization, net interest expense, net (gain) loss on disposal of equipment, stock-based compensation, acquisition costs, pre-opening costs, severance, less gain upon debt extinguishment, gain on bargain purchase, other gain, provision (benefit) for income taxes, and non-cash rent.
Free cash flow is the Cash EBITDA less cash paid for property, equipment and leasehold improvements. Adjusted net income (loss) is net income plus asset impairment, estimated lease termination charges and other closing costs, less gain on debt extinguishment, gain on bargain purchase, and other gain. Adjusted earnings per diluted share equals adjusted net income (loss) divided by the weighted average shares outstanding, assuming dilution.
Restaurant-level operating margins are equal to net restaurant sales, less restaurant-level food and beverage costs, labor and benefit costs, and operating expenses for Company-owned restaurants.
Important Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced. This document is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock. The solicitation and the offer to purchase shares of the Company’s common stock will only be made pursuant to an offer to purchase and related materials that MTY intend to file with the SEC. At the time the Offer is commenced, MTY will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer.

Shareholders of the Company are advised to read the Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement on Schedule 14D-9, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available, before making any decision with respect to the Offer because these documents will contain important information about the proposed transactions and the parties thereto.

Shareholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by visiting the Company’s Investor Relations website at https://ir.bbqholdco.com/or by contacting the Company’s Investor Relations Department by phone at 952-294-1300 or by e-mail at InvestorRelations@BBQ-Holdings.com.
Forward-Looking Statements

Certain forward-looking statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, among other things, statements regarding the timing of the Company’s restaurant openings; the timing of refreshes; the timing or success of refranchising plans; statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the surviving company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Forward-looking statements are based on management’s current expectations, beliefs, estimates, projections, and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, actual future results and trends may differ materially from what is forecast in forward-looking statements. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the Offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the possibility that prior to the completion of the proposed transaction, the Company’s business may experience significant disruptions due to transaction-related uncertainty; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, franchisees, suppliers and others with whom it does business, and its operating results and business generally; (viii) the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) the impact of the COVID-19 virus pandemic, (x) financial performance, (xi) inflation, (xii) restaurant industry conditions, (xiii) execution of restaurant development and construction programs, (xiv) franchisee performance, (xv) changes in local or national economic conditions, (xvi) availability of financing, and (xvii) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the Schedule TO, Schedule 14D-9 and other Offer documents that will be filed by MTY and the Company, as applicable. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact: Jeff Crivello – Chief Executive Officer
jeff.crivello@bbq-holdings.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Revenue:
Restaurant sales, net	$74,625	$41,205	$133,356	$74,808
Franchise royalty and fee revenue	3,900	2,946	7,507	5,320
Franchisee national advertising fund contributions	547	421	1,037	749
Licensing and other revenue	866	948	2,222	1,962
Total revenue	79,938	45,520	144,122	82,839

Costs and expenses:
Food and beverage costs	22,820	11,932	41,177	21,989
Labor and benefits costs	24,348	12,429	43,734	22,683
Operating expenses	19,675	11,594	36,914	21,843
Depreciation and amortization expenses	2,238	1,433	4,661	2,985
General and administrative expenses	5,745	4,544	11,036	8,582
National advertising fund expenses	547	421	1,037	749
Asset impairment, estimated lease termination charges and other closing costs, net	16	25	425	37
Pre-opening expenses	86	92	151	120
Loss (gain) on disposal of property, net	(30)	143	14	135
Total costs and expenses	75,445	42,613	139,149	79,123

Income from operations	4,493	2,907	4,973	3,716

Other income (expense):
Interest expense	(167)	(261)	(287)	(315)
Interest income	2	74	10	98
Gain upon debt extinguishment	—	14,109	—	14,109
Gain on bargain purchase	159	—	197	—
Other gain	667	—	667	—
Total other income	661	13,922	587	13,892

Income before income taxes	5,154	16,829	5,560	17,608

Income tax expense	(985)	(399)	(744)	(481)

Net income	4,169	16,430	4,816	17,127
Net (income) loss attributable to non-controlling interest	10	(644)	130	(542)
Net income attributable to shareholders	$4,179	$15,786	$4,946	$16,585

Income per common share:
Basic net income per share attributable to shareholders	$0.39	$1.70	$0.46	$1.79
Diluted net income per share attributable to shareholders	$0.39	$1.64	$0.46	$1.73
Weighted average shares outstanding - basic	10,756	9,304	10,654	9,256
Weighted average shares outstanding - diluted	10,853	9,615	10,755	9,567

BBQ HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

ASSETS
Current assets:	July 3, 2022	January 2, 2022
Cash and cash equivalents	$20,624	$40,309
Restricted cash	679	1,152
Accounts receivable, net of allowance for doubtful accounts of $336,000 and $270,000, respectively	3,816	5,476
Inventories	4,322	3,316
Prepaid expenses and other current assets	3,939	3,919
Total current assets	33,380	54,172

Property, equipment and leasehold improvements, net	47,621	39,943

Other assets:
Operating lease right-of-use assets	97,696	78,843
Goodwill	21,184	3,037
Intangible assets, net	30,383	23,444
Deferred tax asset, net	2,881	3,692
Other assets	1,460	1,292
Total assets	$234,605	$204,423

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,681	$7,661
Current portion of operating lease liabilities	14,344	11,904
Current portion of long-term debt and finance lease liabilities	1,957	1,621
Accrued compensation and benefits	7,418	7,121
Gift card liability	8,087	11,257
Other current liabilities	8,248	8,510
Total current liabilities	45,735	48,074

Long-term liabilities:
Operating lease liabilities, less current portion	93,531	77,729
Finance lease liabilities, less current portion	261	79
Long-term debt, less current portion	22,419	13,197
Other liabilities	1,314	997
Total liabilities	163,260	140,076

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 10,760 and 10,495 shares issued and outstanding at July 3, 2022 and January 2, 2022, respectively	108	105
Additional paid-in capital	22,900	21,782
Retained earnings	48,337	43,391
Total shareholders’ equity	71,345	65,278
Non-controlling interest	—	(931)
Total equity	71,345	64,347
Total liabilities and equity	$234,605	$204,423

BBQ HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	July 3, 2022	July 4, 2021
Cash flows from operating activities:
Net income	$4,946	$17,127
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	4,661	2,985
Stock-based compensation	1,020	638
Loss on disposal of property, net	14	135
Asset impairment, estimated lease termination charges and other closing costs, net	425	—
Gain upon debt extinguishment	—	(14,109)
Gain on bargain purchase	(197)	—
Amortization of operating right-of-use assets	5,998	3,732
Deferred tax asset	811	481
Other gain	(851)	—
Other non-cash items	35	168
Changes in operating assets and liabilities:
Accounts receivable, net	1,609	(188)
Prepaid expenses and other assets	100	(2,479)
Accounts payable	(1,980)	665
Accrued compensation and benefits	400	3,923
Lease liabilities	(6,698)	(4,265)
Gift card liability	(3,457)	(970)
Accrued and other liabilities	(612)	1,041
Cash flows provided by operating activities	6,224	8,884
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(2,297)	(1,114)
Payments for acquired restaurants	(37,675)	—
Proceeds from disposal of minority investment	4,168	—
Transfer from HFS	—	46
Payments received on note receivable	—	23
Cash flows used for investing activities	(35,804)	(1,045)
Cash flows from financing activities:
Proceeds from long-term debt	10,509	—
Payments on long-term debt	(1,070)	(1,032)
Tax payments for restricted stock units and stock options exercised	(142)	—
Proceeds from sale of common stock, net of offering costs	—	12,462
Proceeds from exercise of stock options	125	310
Cash flows provided by financing activities	9,422	11,740
Increase (decrease) in cash, cash equivalents and restricted cash	(20,158)	19,579
Cash, cash equivalents and restricted cash, beginning of period	41,461	19,603
Cash, cash equivalents and restricted cash, end of period	$21,303	$39,182

Supplemental Disclosures
Cash paid for interest, net	$283	$587

Non-cash investing and financing activities:
Operating right-of-use assets acquired	24,616	—
Lease liabilities assumed pursuant to acquisitions	24,647	—
Gift card liability assumed pursuant to acquisitions	287	—
Inventory acquired pursuant to acquisitions	561	—

BBQ HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Food and beverage costs(1)	30.6%	29.0%	30.9%	29.4%
Labor and benefits costs(1)	32.6%	30.2%	32.8%	30.3%
Operating expenses(1)	26.4%	28.1%	27.7%	29.2%
Restaurant-level operating margin(1)(2)	10.4%	12.7%	8.6%	11.1%
Depreciation and amortization expenses(3)	2.8%	3.1%	3.2%	3.6%
General and administrative expenses(3)	7.2%	10.0%	7.7%	10.4%
Income from operations(3)	5.6%	6.4%	3.5%	4.5%

(1)As a percentage of restaurant sales, net
(2)Restaurant-level operating margins are equal to restaurant sales, net, less restaurant-level food and beverage costs, labor and benefit costs, and operating expenses.
(3)As a percentage of total revenue

BBQ HOLDINGS, INC. AND SUBSIDIARIES
RESTAURANT-LEVEL PROFIT AND RESTAURANT-LEVEL MARGIN (1)
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Restaurant sales, net	$74,625	$41,205	$133,356	$74,808
Restaurant operating costs(1)(2)	66,843	35,955	121,825	66,515
Restaurant-level profit	$7,782	$5,250	$11,531	$8,293
Restaurant-level margin	10.4%	12.7%	8.6%	11.1%
______________________________________
(1)For company-owned restaurants.
(2)Restaurant operating costs consist of food and beverage costs, labor and benefits costs and operating expenses.

BBQ HOLDINGS, INC. AND SUBSIDIARIES
CASH EBITDA AND FREE CASH FLOW
NON-GAAP RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
(dollars in thousands)
Net income	$4,169	$16,430	$4,816	$17,127
Asset impairment and estimated lease termination charges and other closing costs	16	25	425	37
Depreciation and amortization	2,238	1,433	4,661	2,985
Interest expense, net	165	187	277	217
Net loss (gain) on disposal of equipment	(30)	143	14	135
Stock-based compensation	636	320	1,020	638
Acquisition costs	247	184	414	184
Pre-opening costs	86	92	151	120
Gain upon debt extinguishment	—	(14,109)	—	(14,109)
Gain on bargain purchase	(159)	—	(197)	—
Other gain	(667)	—	(667)	—
Provision for income taxes	985	399	744	481
Non-cash rent	(283)	32	(507)	541
Cash EBITDA	$7,403	$5,136	$11,151	$8,356

Less cash paid for property, equipment and leasehold improvements	(1,575)	(423)	(2,297)	(1,114)
Free cash flow	$5,828	$4,713	$8,854	$7,242

BBQ HOLDINGS, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND EARNINGS PER DILUTED SHARE
NON-GAAP RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands)	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Net income attributable to shareholders	$4,179	$15,786	$4,946	$16,585
Asset impairment, estimated lease termination charges and other closing costs	16	25	425	37
Gain upon debt extinguishment	—	(14,109)	—	(14,109)
Gain on bargain purchase	(159)	—	(197)	—
Other gain	(667)	—	(667)	—
Adjusted net income	3,369	1,702	4,507	2,513
Weighted average shares outstanding - diluted	10,853	9,615	10,755	9,567
Adjusted earnings per diluted share	$0.31	$0.18	$0.42	$0.26